Exhibit (c)(5)

CONFIDENTIAL PROJECT COMMODORE FINANCING ANALYSIS June 2, 2018 6/2/2018 | 1:22 PM

P RO - F O RM A BAL ANCE S HEE T (Amounts in Thousands) May 5, 2018 October 31, 2018 8-K Adj. Pro-Forma Budget Change Assets Cash & Cash Equivalents Investments Accounts Receivable Inventory Prepaid Expenses and Other Current Assets Total Current Assets Property, Plant & Equipment Other Intangible Assets Other Long-Term Assets TOTAL ASSETS $50.5 4.9 201.8 151.0 9.8 ($38.6) (4.9) $11.9 --201.8 151.0 9.8 $5.6 0.2 135.1 150.8 9.0 ($6.3) 0.2 (66.8) (0.2) (0.8) $55.4 186.0 2.1 $55.4 186.0 2.1 $53.5 185.6 4.0 ($2.0) (0.4) 1.9 Liabilities and Shareholders' Equity Accounts Payable Other Current Liabilities Total Current Liabilities Senior Credit Facility Senior Subordinate Notes Real Estate Mortgages Other Long-Term Liabilities Total Long Term Liabilities Shareholders' Equity TOTAL LIABILITIES AND EQUITY 52.7 51.7 52.7 51.7 39.6 31.2 ($13.1) (20.4) $62.4 49.9 32.5 25.1 $6.4 (49.9) $68.8 --32.5 25.1 $21.4 --32.1 18.0 ($47.4) --(0.4) (7.1) $387.3 $387.3 $401.4 $14.0 Net Debt $89.4 $89.4 $47.7 ($41.7) 1 Source: 8-K dated May 31, 2018 and Monthly 3 Statement Projections received on May 7, 2018. ($19.4) $543.7 $661.5 $618.0 $54.9 $71.5 $169.9 $126.4 ($33.5) $70.9 $104.3 $104.3 ($74.3) $543.7 $661.5 $618.0 ($73.9) $300.6 $418.0 $374.5 Perry Ellis Balance Sheet Comparison

P FQ 1T O CL O S ECASH F L O W ANA LY S I S (Amounts in Thousands) 2018 PF Q1 May June July August September October Cash & Cash Equivalents Investments Liquid Assets Senior Credit Facility Senior Subordinate Notes Real Estate Mortgages Debt Net Debt $11.9 --$4.3 3.1 $5.5 2.6 $4.4 2.2 $5.5 1.8 $6.7 0.5 $5.6 0.2 $68.8 --32.5 $74.9 --32.4 $36.6 --32.4 $8.4 --32.3 $20.0 --32.2 $29.1 --32.2 $21.4 --32.1 Change in Net Debt Total Debt Liquid Assets Total 47.8 ($6.1) $89.4 $99.9 $60.9 $34.1 $44.9 $54.1 $47.7 $41.7 Accounts Receivable Inventory Prepaid Expenses & Other Current Current Assets Accounts Payable Other Current Liabilities Total Current Liabilities Net Working Capital Change in Net Working Capital Capital Expenditures Depreciation and Amortization Stock Option Expense Net Income Free Cash Flow $201.8 151.0 9.8 $190.4 161.9 9.0 $145.1 160.1 9.0 $138.1 153.8 9.0 $133.3 164.2 9.0 $131.2 161.8 9.0 $135.1 150.8 9.0 $52.7 51.7 $64.3 28.0 $56.5 28.4 $67.2 28.8 $61.4 29.2 $44.6 30.8 $39.6 31.2 Cumulative Free Cash Flow ($10.7) (0.8) 1.1 0.6 3.0 $39.6 (0.8) 1.4 0.7 (1.8) $24.5 (0.8) 1.1 0.5 1.5 ($11.0) (0.8) 1.1 0.5 (0.7) ($10.8) (0.8) 1.4 0.6 0.5 $2.7 (0.8) 1.2 0.5 2.9 Change in NWC Capex D&A Stock Option Expens Net Income Free Cash Flow $34.3 (5.0) 7.3 3.4 5.4 $45.38 2 Source: 8-K dated May 31, 2018 and Monthly 3 Statement Projections received on May 7, 2018. ($6.9) $39.0 $26.8 ($10.8) ($9.2) $6.4 $104.3 $258.3 $92.2 $269.0 $84.8 $229.4 $96.0 $204.9 $90.6 $215.9 $75.4 $226.6 $70.9 $224.0 $362.6 $361.2 $314.3 $300.9 $306.5 $302.0 $294.8 101.3 107.3 69.0 40.7 52.2 61.2 53.5 11.9 7.4 8.1 6.6 7.3 7.2 5.8 Budget Free Cash Flow

SO U R C ES&U SE S–VAL UECO NF I RM AT I O N ( S CO PECURRENTP RO P O SAL ) Closing 10/31/2018 Status Comments Existing Cash & Investments $5.8 Confirmed 10/18 Closing Balance Sheet from 'Monthly Income Statement, Balance Sheet and Cash Flow' received on May 7, 2018 See pages 4 - 5 Redline - Short Putt - Fortress Term Sheet' received on May 30, 2018 Redline - Short Putt - Fortress Term Sheet' received on May 30, 2018 Redline - Short Putt - Fortress Term Sheet' received on May 30, 2018 ABL Revolver Bridge on Other Assets Fortress 1st Lien Term Loan Fortress 2nd Lien Term Loan Total Debt Rollover Equity 144.7 47.0 140.0 95.0 Confirmed Confirmed Confirmed Confirmed $426.7 $81.2 Confirmed Breakdown of Equity Rollover and Equity Consideration' received on May 31, 2018 Equity Consideration Repay Senior Notes Rollover of Current ABL Borrowings on May 31, 2018 lance Sheet and Cash Repay Real Estate Mortgages lance Sheet and Cash Aggregate Consideration penses and $5M legal and closing balance sheet as 4.4 Wells Fargo ABL Fees (a) Assumes 50 bps on $275M ABL. (b) Assumes 1.5% on $282M bridge and term loan plus $1M in legal fees as per Fortress. 3 Total Transaction Fees & Expenses Minimum Cash Requirement Total Uses Seller Estimated Expenses Seller Expenses GF Advisory (a) Fortress Financing Fees (b) $14.0 1.4 5.2 $25.0 $429.4 Confirmed Breakdown of Equity Rollover and Equity Consideration' received Confirmed May 29, 2018 Press Release Confirmed 10/18 Closing Balance Sheet from 'Monthly Income Statement, Ba Flow' received on May 7, 2018 Confirmed 10/18 Closing Balance Sheet from 'Monthly Income Statement, Ba Flow' received on May 7, 2018 In Process Per discussion, includes $14M PERY expenses, $6M financing ex advisory expenses Confirmed Acquirer uses projected cash and investment balance as of 10/18 minimum cash requirement --21.4 32.1 $482.9 $25.0 $5.8 $513.7 Total RSA652,049 Less: Time Vested RSA(208,721) Total Performance Based RSA443,328 Less: Performance RSAs (<1 Yr)(28,995) Performance RSAs (1+ Yr)414,333 Less: 35% Paid RSA(145,017) Total Forfeited RSA269,316 Less: Oscar Portion Forfeited(75,043) Employee Forefeited RSA194,273 Total Value ($M) $7.4 $5.3 Uses Total Sources $513.7 PJ SOLOMON Review Sources

G FE Q U ITY CO NS I DE R AT I O N ( S CO PE CURRENT PR O PO SA L ) Pro-rated Outstanding Outstanding Scope PJ SOLOMON Notes Non-Restriced Shares Time Vested RSA Performance RSAs (<1 Yr) Performance RSAs (1+ Yr) Total Performance Based RSA (a) Memo: Total Restricted Stock Per Jorge Narino (as of 5/5/18) VDR 7.9.5 PERY Equity Awards Revised (6/1) common stock: 15,216,636 Confirmed Per 6/1 conversation with Scope and Fortress / Director RSAs Per 6/1 conversation with Scope and Fortress 208,721 28,995 414,333 208,721 28,995 145,017 VDR 7.9.5 PERY Equity Awards 443,328 652,049 174,012 382,733 Revised (6/1) restricted shares: 651,002 Total Basic Shares Outstanding 15,864,220 15,594,904 Outstanding Dilution Non-Qualified Options (b) SARs (c) RSUs (a) VDR 7.9.5 PERY Equity Awards VDR 7.9.5 PERY Equity Awards VDR 7.9.5 PERY Equity Awards Confirmed. Reflects equivalent shares utilizing treasury stock method. Confirmed. Reflects equivalent shares utilizing treasury stock method. Confirmed. Reflects equivalent shares utilizing treasury stock method. Confirmed 37,336 7,301 9,891 7,301 Total Diluted Shares Outstanding 15,913,858 15,615,826 Memo: Equity consideration would total $437,631,095 assuming 100% payment of RSAs Amount George Feldenkreis (d) Oscar Feldenkreis (a) Fanny Hanono 1,597,873 1,148,286 387,644 GF Schedule 13D/A; VDR 7.9.5 OF Schedule 13D/A; VDR 7.9.5 GF Schedule 13D/A Confirmed. See below. Confirmed. See below. Confirmed. See below. Total Family Ownership 3,133,803 (d) Value of Family Stake Capital Less: $5 million Cash Out Common Shares Vested RSAs Total Unvested RSA's Total Forfeited 35% Equiv. (a) Total Equivalent George Oscar Fanny Total Sole Dispositive Power Less: Total RSA's Plus: Shared Ownership Total Common Ownership 1,073,329 (151,831) 150,000 1,590,572 1,071,498 387,644 7,301 36,380 ---- 115,451 ---- 75,043 ---- 40,408 --1,597,873 1,148,286 387,644 3,049,714 43,681 115,451 75,043 40,408 3,133,803 1,071,498 (a) (b) (c) (d) Assumes outstanding performance-based restricted shares prorated to 35%, subject to ongoing benefits advisor review. Based on range of strike prices of $4.89 to $15.38 as per VDR 7.9.5 PERY Equity Awards. Based on range of strike prices of $17.71 to $24.26 as per VDR 7.9.5 PERY Equity Awards. Assumes Foundation shares (122,316, or $3.36M) are cashed out. 4 Family Ownership Detail $86,179,578 (5,000,000) Additional Share Cash Out Foundation $5.0 3.4 $81,179,578 $8.4 Oscar Detail Family Ownership Equity Consideration $429,435,215 5,001 3,730 15,212,171 15,212,171 Source Outstanding Shares Offer Price $27.50

G FBO RRO W I NGBAS E W E L L SFARG O ABL ASS UM P T I O NF O R GF Assumption PJ Solomon Review Notes on Assumptions Accounts Receivable 6-Month Avg. Allowance (a) 14.0% 12.2% Historical Trends and Wells Fargo Guidance 6-Month Avg. Gross Trade AR (b) 96.0% 95.6% Historical Trends and Wells Fargo Guidance 6-Month Avg. Ineligible (c) 5.6% 7.7% Historical Trends and Wells Fargo Guidance Advance Rate 90.0% Wells Fargo Term Sheet: Page B-5, Section Borrowing Base, Bullet 'a' Inventory Adjusted by Wells Fargo for inventory in territories that are not included in facility Excluded Inventory 7.5% 6-Month Avg. Ineligible (c) 6.1% 6.3% Historical Trends and Wells Fargo Guidance Inv. Appraisal Hilco Inventory Appraisal completed on April 2017. Project NOLV Comparison for Consolidated Fall 2017 on page 5. NOLV 74.3% 74.9% Advance Rate 95.0% Wells Fargo Term Sheet: Page B-6, Section Borrowing Base, Bullet 'b' Availability 6-Month Avg. Historical Trends and Wells Fargo Guidance. PJS calculation represents the 6-month average of $15.4m or 8.1% of the larger collateral availability. Total Reserves (d) $14.1 $17.7 (a) (b) (c) (d) Average calculated as allowance as a percent of gross trade and other receivables. Royalty receivables are not included. Source: 10K and 10Q. Removes royalty receivables. Average calculated as gross trade receivables as a percent of total gross receivables. Source 10K and 10Q. Source: Monthly borrowing base documents. Average calculated as 'total reserves calculated after the credit line' as a percent of 'total collateral availability‘ multiplied by ‘Total Available AR & Inventory’. Source: Monthly borrowing base documents. 5

G F BO RRO W I NG BAS E – RE G UL AR WAY ($ in Million) Source: Management forecast received May 7,2018 public filings. Note: GF Proposal provided by Scope on June 6, 2018. (a) Assumes 9/30 and 10/31 borrowing base. 6 Accounts Receivable GF ProposalPJ Solomon Sensitivity 9/30/201810/31/20189/30/201810/31/2018 Balance Sheet AR, net Plus: Allowances18.418.915.916.4 Allowance %14.0%14.0%12.2%12.2% Gross AR$149.6$154.0$147.1$151.5 Gross Trade AR$143.6$147.9$140.7$144.9 Gross Trade AR %96.0%96.0%95.6%95.6% Ineligible$8.0$8.3$10.8$11.1 Ineligible %5.6%5.6%7.7%7.7% Eligible Base Gross Trade AR$135.5$139.6$129.9$133.7 Advance Rate90.0%90.0%90.0%90.0% Total Available Accounts Receivable$122.0$125.6$116.9$120.4 Inventory Balance Sheet Inventory$161.8$150.8$161.8$150.8 Excluded Inventory7.5%7.5%7.5%7.5% Base Inventory$149.7$139.5$149.7$139.5 Ineligible$9.1$8.5$9.4$8.8 Ineligible %6.1%6.1%6.3%6.3% Eligible Base Inventory$140.5$131.0$140.3$130.7 NOLV74.3%74.3% 74.3%74.3% Advance Rate95.0%95.0%95.0%95.0% Total Available Inventory$99.2$92.5$99.0$92.3 Availability Total Available AR & Inventory $221.2 $218.1 $215.9 $212.6 Less: Total Reserves (13.9) (14.1) (17.7) (17.7) Total Available Borrowing Base $207.3 $204.0 $198.2 $195.0 Maximum Facility $275.0 $275.0 $275.0 $275.0 Less: Draw at Close ($144.7) ($144.7) ($144.7) ($144.7) Less: Letters of Credit (10.0) (10.0) (10.0) (10.0) Plus: Cash 5.8 5.8 5.8 5.8 Excess Availability $58.4 $55.1 $49.3 $46.1 Excess Availability - % of Borrowing Base 28.2% 27.0% 24.9% 23.6% Less: Borrowing Block ($45.2) ($44.5) ($43.2) ($42.5) Minimum Excess Availability at Closing (a) 21.8% 21.8% 21.8% 21.8% Excess Availability Above Borrowing Block$13.2$10.6$6.1$3.6 $131.2 $135.1 $131.2 $135.1

DI S CL AI M E R This presentation has been prepared by PJ SOLOMON (“SOLOMON”) from materials and information supplied (whether orally or in writing) by Perry Ellis International, Inc. (“Commodore” or the “Company”) and other sources. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed in conjunction with, the oral briefing as well as the qualifications, limitations and assumptions in the letter provided by SOLOMON. This presentation includes certain statements, estimates and projections provided by the Company with respect to the historical and anticipated future performance of the Company. Such statements, estimates and projections contain or are based on significant assumptions and subjective judgments made by the Company’s management. These assumptions and judgments may or may not be correct, and there can be no assurance that any projected results are attainable or will be realized. SOLOMON has not attempted to verify any such statements, estimates and projections, and as such SOLOMON makes no representation or warranty as to, and assumes no responsibility for, their accuracy or completeness and for the effect which any such inaccuracy or incompleteness may have on the results or judgments contained in this presentation. Except where otherwise indicated, this analysis speaks as of the date hereof. Under no circumstances should the delivery of this document imply that the analysis would be the same if made as of any other date. This presentation and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and do not constitute legal, regulatory, accounting or tax advice to the recipient. We recommend that the recipient seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this presentation. This presentation is not a research report and was not prepared by the research department of SOLOMON or any of its affiliates. THIS PRESENTATION HAS BEEN ISSUED FOR THE INFORMATION AND ASSISTANCE OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY. IT IS NOT INTENDED TO BE USED OR RELIED UPON, AND SHOULD NOT AND CANNOT BE USED OR RELIED UPON, BY ANY OTHER PERSON. THIS PRESENTATION IS CONFIDENTIAL AND SHOULD NOT, WITHOUT PRIOR WRITTEN CONSENT OF SOLOMON, BE COPIED OR MADE AVAILABLE TO ANY PERSON OTHER THAN THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY. SOLOMON SHALL NOT HAVE LIABILITY, WHETHER DIRECT OR INDIRECT, IN CONTRACT OR TORT OR OTHERWISE, TO ANY PERSON IN CONNECTION WITH THIS PRESENTATION. 7